Exhibit 10.2

Execution Version

JOINDER TO REGISTRATION RIGHTS AGREEMENT

THIS JOINDER (this “Joinder”) to that certain Registration Rights Agreement (the “Agreement”) dated as of January 23, 2026, among (i) Integrated Rail & Resources Inc., a Delaware corporation (the “Corporation), and (ii) Creto IRRX PIPE Investment, LLC, a Delaware limited liability company (“Creto”), is made and entered into as of March 9, 2026 by and between the Corporation and B H, Inc., a Utah corporation (the “Transferee”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Transferee has acquired Registrable Securities of the Corporation, and the Agreement requires the Transferee to become a party to the Agreement, and Transferee agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. The Transferee hereby agrees that upon execution of this Joinder, [he, she or it] shall become a party to the Agreement and shall be fully bound by, entitled to all the rights and benefits of, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and Stockholder thereunder.

2. Successors and Assigns. Except as otherwise provided in the Agreement, this Joinder shall bind and inure to the benefit of and be enforceable by the Corporation and each other party to the Agreement and their respective successors and assigns so long as the Transferee holds any Registrable Securities.

3. Counterparts. This Joinder may be executed in separate counterparts, including by facsimile, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4. Notices. For purposes of Section 6.1 of the Agreement, all notices, demands or other communications to the Transferee shall be directed to:

B H, Inc.

1175 E 2000 S

Vernal, UT 84078

Attn: Erik Haslem

Email: erik@bhico.com

5. Governing Law. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

6. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

INTEGRATED RAIL & RESOURCES INC.

By:	/s/ Brian M. Feldott
	Name:	Brian M. Feldott
	Title:	Chief Executive Officer

B H, INC.

By:	/s/ Erik Haslem
	Name:	Erik Haslem
	Title:	Chief Executive Officer

Signature Page to Joinder to Registration Rights Agreement